E-156
Exhibit No. 9
IBF VI - Guaranteed Income Fund
Form SB-2

                             AMENDED
                         LOAN AGREEMENT

AGREEMENT made as of this 12th day of September 1998 by and between [name] and [name] jointly and severally ("Borrower"), and IBF Special Purpose Corp. III (Lender).

                         WITNESSETH:

Borrower desires to borrow and Lender desires to lend to Borrower and make available to it, for Borrower's use in connection with the acquisition of certain real property for development of a hotel project on real property described on Exhibit A hereto and to be known as Pond Bay Club in St. John. U.S. Virgin Islands (the "Project" or the "Property") in the principal sum of $1,520,000.00 pursuant to the terms hereof.

WHEREAS, Borrower and Lender herein entered into a certain Loan
Agreement dated September 12, 1998 regarding a loan in the principal sum of $1,240,000.00; and

WHEREAS, the parties hereto desire to amend the said Loan
Agreement by increasing the principal amount to $1,520,000.00 and by adding [name] a U.S. Virgin Islands corporation as a mortgagor jointly and severally with [name], and for all other terms to remain as stated.

NOW, THEREFORE, the parties hereto agree as follows:

                             ARTICLE I

A.   The Loan.

Section 1.01 Loan. The amended total amount of the loan to be advanced hereunder shall be $1,520,000.00 (the "Loan"). Lender shall make advances to or on behalf of Borrower up to the loan amount. Borrower has executed and delivered to Lender a Grid Note of even date (the "Note") in the principal amount of the Loan. Lender is hereby authorized as attorney-in- fact, with an interest, to make entries on the Note evidencing each advance as well as each repayment of principal.

B. Term of Credit Facility. The term of the credit facility shall be twenty-four months (24 months), provided, however, that the outstanding amount of the credit facility including any accrued but unpaid interest shall be automatically due upon and simultaneously with the placement of any construction loan mortgage or the sale of the Property.

C. Interest Rates. Borrower shall pay to Lender interest on the aggregate daily loan balance at twelve percent (12%) per annum. Interest is calculated on the basis of a three hundred sixty (360) day year and charged for the actual days elapsed. If any installment is not paid within 10 days from when it was due, a charge of 6% will be added. Default interest shall accrue from and after an Event of Default has occurred. as defined in the Loan Agreement at the highest rate allowed under applicable law.


                           ARTICLE II
                 Representations and Covenants.

Section 2.0 1. Representations. Borrower represents and warrants to Lender which representations shall be true as of the date hereof as well as of the date of each subsequent advance that:

     (a) Borrower has the power and authority to execute, deliver, and perform this Agreement. and each of the other documents executed in connection therewith (collectively, the "Loan Documents") . to own its properties and to carry on its business as now conducted;

     (b) The execution, delivery, and performance of the Loan Documents (i) have been duly authorized by all requisite action of Borrower; (ii) does not violate any provision of law, Borrower's Certificate of Incorporation or its Bylaws, any order of any court or other agency, or any agreement to which Borrower is a party or by which Borrower is bound; and (iii) will not be in conflict with, result in a breach or constitute (with due notice or lapse of time or both) a default under any such agreement:

     (c) There are no actions, suits, or proceedings before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality pending against Borrower which if determined adversely to Borrower, would have a material effect on Bower or the Property;

     (d) No event of Default has occurred under this Agreement and no default has occurred under any of the other Loan
          Documents;

     (e) Borrower makes no claim that the terms of the Note, including without limitation the interest rate thereon, nor anything contained herein is usurious nor that there exists any offset, deduction, or defense with respect to Borrower's obligations under the Loan Documents;

     (f) Borrower's title to the assets constituting the Project are free and clear of any liens, charges, or encumbrances;

     (g) There are no outstanding judgments against Borrower which have not been paid;

     (h) There has been no material adverse change in the financial position or condition of Borrower since the date of the first Advance;

     (i) There are no impediments to the full and complete performance by Borrower hereunder or under any of the Loan Documents.

Section 2.02 Certain Covenants. Borrower covenants and agrees that so long as this Agreement shall remain in effect or any principal of or interest on the Loan shall be unpaid, to:

     (a) Pay all sums due and owing under the Note pursuant to its terms;

     (b) Do or cause to be done all things necessary to preserve and keep in full force and effect its existence under the laws of its State of incorporation;

     (c) Give prompt notice to Lender (i) any proceedings of which Borrower has notice instituted by or against Borrower, and (ii) any other action, event, or condition of any nature which the management of Borrower reasonably believes could have, lead to, or result in a material adverse affect upon the business, assets, or financial condition of Borrower;

     (d) Refrain from mortgaging, pledging, granting, or permitting any security interest, lien, or encumbrances of any nature in any amount to exist with respect to any of Borrower's property including without limitation the Property, except where such security interest, lien, or encumbrance is for the benefit of Lender, or except as approved by Lender in any mortgage or deed of trust given to secure the Loan;

     (e) Not incur any additional indebtedness except, in the ordinary course of business, with customary time payment arrangements with vendors and suppliers;

     (f) Pay all sums that may be necessary to be paid in order to enforce the Note and to enforce and/or to record any agreement or any other documentation executed and delivered in connection with the Note, including, but not limited to, this Agreement, whether such sums be in the nature of recording fees, mortgage tax, or any other expense in connection with such recording;

     (g) Provide Lender with monthly financial and progress reports.

Section 2.03 Negative Pledge Covenants. Borrower pledges, covenants, and agrees that so long as this Agreement shall remain in effort or the principal of or interest on the Loan shall remain unpaid it shall not, without the prior written consent of Lender, do any of the following:

     (a) Sell, transfer, or otherwise convey, either voluntarily or involuntarily, all or any portion of the Property or any interest or estate therein;

     (b) Grant or suffer to exist any unsecured financing or grant or suffer to exist any mortgage, pledge, lien. secured interest, hypothecation, or other encumbrances upon any portion of the Property including any personal property owned by Borrower now or hereafter placed in or attached to and necessarily used in connection with the Property except as may be approved by Lender,

     (c) Enter into any leasing arrangement of any kind in respect of all or substantially all of the Property;

     (d) Suffer or permit any mechanics' or other statutory lien which is filed against the Property to remain undischarged or not bonded for a period exceeding sixty
          (60) days beyond the filing date thereof. Borrower has executed and delivered a document containing the covenants set forth above for recordation.

                           ARTICLE III
                     Guaranty and Collateral

Section 3.1 Guarantors. The limited guaranty of certain acts of Borrower (the "Carve-outs") by Robert Emmett III shall be delivered to Lender simultaneously herewith.

Section 3.2 Simultaneously with the execution of this Agreement.
Borrower has delivered to Lender a first mortgage encumbering the Property (the "Mortgage").

                           ARTICLE IV
                         Origination Fee

Borrower agrees to compensate Lender in connection with its due diligence, and originating the Loan by the payment of an origination fee of $62.000, payable simultaneously with and out of the proceeds of the First Advance and $16,700 payable simultaneously with an out of the proceeds of the December, 1998 advance.

                            ARTICLE V
                        Interest Reserve

At the First Advance, Lender is authorized by Borrower to withhold $240,000 from loan proceeds, which funds shall be applied by Lender monthly, in satisfaction of the interest requirements of this credit facility.

Section 5.1 Fees. Borrower authorizes Lender to disburse from the First Advance, the sum of $12,500 to reimburse Lender for out-of-pocket expenses and legal counsel fees in connection with this Agreement. Any additional costs and expenses incurred by Lender shall be reimbursed from future advances.

                           ARTICLE VI
               Condition to Release of Collateral

In addition to the full satisfaction of all outstanding sums due Lender, and as a condition to the release of the collateral, Borrower shall deliver to Lender an assignment and direction of payment in form and content reasonably satisfactory to Lender's counsel, of 5% of the net proceeds realized by Borrower from the sale of the Property as a whole or from each condominium or time-share unit sale made by Borrower, but only after Borrower and its partners, if any, have been repaid their equity contribution. "Net Proceeds" shall mean the gross selling price less repayment of third-party debt obligation needed to be released in connection with the sale as well as actual third-party expenses which are necessary to the transaction, such as reasonable closing costs.

                           ARTICLE VII
                             Default

Section 7.01 Events of Default. Each of the following shall constitute an "Event of Default" under this Agreement:

     (a) If any representation or warranty made in connection with this Agreement shall prove to be incorrect in any material respect;

     (b) The failure to make any payment of principal or interest under the Note within ten (10) days after the due date thereof other than regular interest to the extent of the funds described in Article V.

     (c) A default in respect of the Mortgage or any liabilities or obligations (present or future, absolute or contingent. secured or unsecured, matured or unmatured, joint or several, original or acquired) of Borrower, or any of its affiliates, to Lender, after the expiration of any applicable grace, notice, or cure period;

     (d) The admission (whether in writing or otherwise) by Borrower of its inability to pay its debts generally as they become due;

     (e) The commencement by Borrower or any Guarantor of a voluntary case (or other proceeding) under the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable foreign or state bankruptcy, insolvency, or other similar law; or the continued existence for more than sixty (60) days in respect of Borrower of any guarantor of an involuntary case (or other proceeding) under the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable bankruptcy, insolvency, or other similar law; or the appointment of a receiver, liquidator, assignee, custodian, manager, trustee, sequestrator, or similar official of Borrower or any Guarantor or for any substantial part of its business, or the making by Borrower or any Guarantor of any assignment for the benefit of creditors; of the failure of Borrower generally to pay its debts as they become due; of the taking by Borrower of action to do or authorize any of the foregoing or in the furtherance of any of the foregoing;

     (f) The commission by borrower of (a) fraud or misrepresentation, (b) gross negligence resulting in loss of the Property, (c) misapplication of the proceeds of the funds advanced hereto.

Section 7.02 Effect of Default.

    (a) Upon the occurrence of an Event of Default, Lender, in its sole and absolute discretion, may (i) declare all of the Loan to be immediately due and payable and/or exercise such of the other remedies provided for in the Loan Documents as Lender may elect; and/or (ii) pursue any other rights or remedies available to Lender under this Agreement or the other Loan Documents. Upon the occurrence of an Event of Default interest shall accrue at the highest rate allowed under applicable law;

    (b) Without limiting any remedy otherwise available to Lender, Borrower shall pay a late charge, to the extent permitted by law, of six cents ($0.06) per each dollar ($1.00) of each payment more than ten (10) days in arrears and accepted by Lender, to cover the extra expense involved in handling delinquent payments;

    (c) If Borrower fails to observe or perform any of the covenants or agreements on the part of Borrower to be performed hereunder, then Lender may, but shall not be obligated to, perform the same and all necessary and reasonable costs incurred by Lender in performing Borrower's covenants and agreements, including reasonable counsel fees, shall be repair by borrower upon demand, together with interest thereon at the default rate under the Note.

Section 7.03 No Waiver.

     (a) Any failure of Lender to exercise its option to declare the Credit Loans immediately due and payable, or any forbearance to exercise any other remedy of Lender, or any withdrawals or abandonment of Lender of any of its rights in any one circumstance. shall not be construed as a waiver of any option, power, remedy, or right of Lender hereunder except to the extent, if any, the action of Lender constitutes an express waiver with respect to such on circumstance. The rights and remedies of Lender expressed and contained in this Agreement and in the other Loan Documents are cumulative and none of them shall be deemed to be exclusive of any other or of any right or remedy Lender may now or hereafter have in law or in equity. The election of any one or more remedies shall not be deemed to be an election of remedies under any statute, rule, regulation, or other law;

     (b) The obligations of Borrower (and the rights and remedies of Lender against Borrower) hereunder shall in no way be modified, abrogated, terminated, or adversely affected by (i) any forbearance by Lender in collecting any sums due, or (ii) the granting of any extension of time to perform any obligation hereunder, or (iii) any impairment of the collateral, if any, which may now or hereafter be assigned or delivered to Lender to secure payment of the Credit Loans, by reason of any act, failure to act or negligence of Lender.

                          ARTICLE VIII
                          Miscellaneous

Section 8.01 Notices. All notices to be given hereunder shall be delivered by hand, or sent to the party to be notified via certified mail, return receipt requested or sent by recognized overnight courier which provided evidence of receipt and shall be deemed given when delivered by hand or one (1) day after delivery to such recognized overnight courier or three (3) days after being posted with the United States Postal Service addressed to the parties as follows:

     If to Lender at:    IBF Special Purpose Corporation III
               1733 Connecticut Avenue
               Washington, D. C. 20009

               If to Borrower at:  [name]

It is understood and agreed that notice to either Borrower entity herein shall be notice to both
Borrowers.

Section 8.02 Successors and Assigns. The terms Borrower and
Lender shall include the named Borrower and the named Lender and their respective legal representative successors and assigns.

Section 8.03 Severability. If any or more of the provisions contained in this Agreement or in any of the other Loan Documents shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement or any other of the other Loan Documents.

Section 8.04. Expenses of Lender. Borrower shall pay all out-of-pocket expenses, including but not limited to Counsel fees incurred by Lender in connection with the preparation, execution, and delivery of this Agreement and the enforcement or amendment of any of its rights or provisions hereunder.

Section 8.05 Indemnity. Borrower shall indemnify and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits proceedings. judgments, costs, expenses, and disbursements, including but not limited to counsel fees, in any way relating to or arising out of the failure of Borrower to perform in full its obligations under this Agreement or under any of the Other Loan Documents.

Section 8.06 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia without regard to conflict of laws principles.

Section 8.07. Jurisdiction. ANY ACTION OR PROCEEDING IN
CONNECTION WITH THIS AGREEMENT MAY BE BROUGHT IN A COURT OF
RECORD OF THE STATE OF VIRGINIA OR THE FEDERAL DISTRICT COURT IN
THE STATE OF VIRGINIA.

Section 8.08 Waiver of Certain Defenses. IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT, BORROWER WAIVES ANY CLAIM THAT ANY FORUM LISTED HEREIN IS INCONVENIENT AND FURTHER WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR ANY CLAIM OF LACHES AND ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION EXCEPT FOR ANY COUNTERCLAIMS DEEMED COMPULSORY UNDER APPLICABLE COURT RULES OR STATES.

Section 8.09 Waiver of Jury Trial and Waiver of Certain Damages. IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, LENDER AND BORROWER MUTUALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY AND BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE, OR SPECIAL DAMAGES.

Section 8. 10 Joint and Several Liability. If this Agreement is executed by more than one person or entity, all representations, warranties, obligations, and covenants made by Borrower hereunder shall be deemed to have been made by each of such persons and entities and the obligations and duties of such parties hereunder shall be deemed to be joint and several in all respects.

Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument and shall become effective when copies hereof, when taken together, bear the signatures of each of the parties hereto and it shall not be necessary in making proof of this instrument to produce or account for more than one of such fully executed counterparts.

Section 8.12 Merger of Acreage. It is understood and agreed that the purpose for amending the original Loan Agreement described herein is to allow the purchase of an adjoining 3+/- acres. The new acreage will be titled temporarily under the name of PBP, Inc. At soon as reasonable after completion of revival of development permits on the original acreage, the said 3+/- acre parcel will be transferred at cost to First American Development Group/Carib Limited Partnership subject, as stated herein. to all other terms of this Loan Agreement and the accompanying Amended Note, Mortgage, and Limited Guaranty. Upon said transfer to First American Development Group/Carib Limited Partnership, PBP, Inc. will be dissolved.

IN WITNESS WHEREOF, this Agreement has been duly executed by Borrower and Lender as of the day and year first above written.

                              BORROWER:

                              [name]
                              By:
                              __________________________________
                              ____


                              [name]

                              By:
                              __________________________________
                              ____


                              LENDER:

                              IBF SPECIAL PURPOSE CORP. III


                              By:
                              __________________________________
                              ____

                             AMENDED
                         PROMISSORY NOTE

$1,520,000.00                                    Washington, D.C.
                                               September 12, 1998

     WHEREAS, First [name] acting by and through its [name]. as Mortgagor and IBF Special Purpose Corp. III as Lender entered into a certain Promissory Note dated September 12, 1998 in the original principal amount of $1,240,000.00; and

     WHEREAS, the said parties desire to amend said Promissory Note by increasing the principal amount to $1,520,000 and by adding [name] a United States Virgin Islands corporation as a Mortgagor jointly and severally with [name], and for all other terms to remain as stated herein.

     WITNESSETH, FOR VALUE RECEIVED, the undersigned, jointly and severally, promise to pay to IBF Special Purpose Corp. III (the "Lender") or ORDER, the principal sum of ONE MILLION FIVE HUNDRED TWENTY DOLLARS ($1,520,000.00), or so much thereof as may be advanced by the Lender to the undersigned pursuant to the Loan Agreement of even date herewith between the Lender and the undersigned (the "Loan Agreement"), lawful money of the United States of America, with interest from this date, on the principal sum advanced and outstanding from time to time, at a rate per annum equal to twelve percent (12%). The said principal and all accrued interest shall be payable in full at the office of the Lender, or at such other place as the holder may, from time to time, designate in writing TWO (2) YEARS after the date hereof, (which if not then paid accrues interest at the accrual rate of the highest annual rate allowed under the law governing the note) provided that interest only, on the principal sums advanced and outstanding, shall be due and payable on the first (1st) day of each month hereafter commencing on October 1, 1998.

     AND IT IS HEREBY EXPRESSLY AGREED that the entire principal sum from time to time outstanding hereunder and all accrued and unpaid interest thereon shall become due and payable, at the option of the Lender, (i) after default for ten (10) days in the payment of any sum due hereunder, or (ii) after default in the performance of any covenant or agreement contained in the Loan Agreement, or in the security instruments therein referred to, which shall not have been remedied within twenty (20) days after written notice thereof shall have been given by the Lender, or
(iii) upon the undersigned's receipt of construction financing for its project at Chocolate Hole Bay, St. John, Virgin Islands (the "Project").

     This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any change, waiver, modification, or discharge is sought.

     In case recourse to the courts by the holder of this Note becomes necessary in order to collect the whole or any unpaid part thereof together with all accrued interest thereon, the undersigned agrees to pay any and all court expenses, disbursements, and reasonable attorney's fees which may be incurred. The undersigned expressly authorizes and empowers the Lender, at its option, at any time to appropriate and to apply to the payment of this Note any and all monies now or hereafter in the hands of the Bank on deposit or otherwise to the credit of or belonging to the undersigned, except, however, funds held by the Lender in trust in connection with the purchase and sale of condominium units to be built at the Project. Further, Mortgagee is authorized as Mortgagor's attorney-in-fact to confess judgment in favor of Mortgagee in any action brought to enforce the terms hereof.

     Presentment, protest, demand, and notice of non-payment are hereby waived.

This Note is being issued pursuant to the Loan Agreement, and is secured by the security instruments therein referred to, and is subject to all of the terms and conditions of the said Loan Agreement and security instruments as if the same were herein set forth at length, and any default by the undersigned under any of the said instruments shall constitute a default under this Note, except as set forth to the contrary herein or the said Loan Agreement.

[name]
By: _____________________________       By:
________________________________
     President                          President

Attest: ___________________________          Attest:
______________________________
         Secretary                          Secretary


                             AMENDED
                            MORTGAGE

     THIS INDENTURE made this 12th day of September, 1998 between [name], a Virginia limited partnership whose address is 220 North Boundary Street, Williamsburg, Virginia 23185 and [name], a United States Virgin Island corporation whose address is No. 41-42 Kongens Gade, St. Thomas, USVI, hereinafter jointly and severally called the "Mortgagor", and IBF Special Purpose Corp. 111, a Delaware Corporation incorporated under the laws of the United States of America having an office at 1733 Connecticut Avenue, N.W., Washington, District of Columbia, hereinafter called the "Mortgagee".

     WHEREAS, [name]acting by and through its general partner, [name] as Mortgagor and IBF Special Purpose Corp. III as Lender enter into a certain promissory note and mortgage dated September 12, 1998 in the original principal amount of $1,240,000.00 which was recorded in the office of the Recorder of Deeds St. Thomas/St. John on September 17, 1998-, and

     WHEREAS, the said parties desire to amend the said Mortgage by increasing the principal amount by $280,000.00 to $1,520,000.00 and by adding [name] a United States Virgin Islands corporation as a Mortgagor jointly and severally with [name]. and by making "Premises 11" described below subject to this Amended Mortgage and for all other terms to remain as stated herein.

                           THEREFORE

     WITNESSETH, that to secure the payment of an indebtedness in the principal sum of ONE MILLION FIVE HUNDRED TWENTY THOUSAND DOLLARS ($ 1,520,000.00), or so
much thereof as may be advanced under and pursuant to a Loan Agreement of even date between the Mortgagor and the Mortgagee (the "Loan Agreement"), together with interest thereon at a rate set forth in a certain note (the "Note") bearing even date herewith made by the Mortgagor to the Mortgagee, lawful money of the United States to be paid in accordance with the Note, the Mortgagor. for the better securing of the payment of said sum with the interest thereon, and also in consideration of ONE DOLLAR ($1.00) paid by the Mortgagee, receipt whereof is hereby acknowledged, does grant, release, assign, transfer, set-over, and mortgage the real properties (hereinafter called the "Premises") more particularly described as:

                            PREMISES I

     Plot Nos. 126 and 272 (the latter consisting of Plot Nos. 118A, 119, 119A, 120, 120A, 12 1, and 12 IA) Estate
     Chocolate Hole, No. I I Cruz Bay Quarter, St. John, U.S. Virgin Islands, as shown on P.W.D. No. A9-72-T67 dated October 26. 1967. Said Premises I is titled in the name of FIRST AMERICAN DEVELOPMENT GROUP/CARIB LIMITED PARTNERSHIP, a Virginia limited partnership.

                                AND

                           PREMISES II

     Parcel Nos. 488D, 488E, and 488F Estate Chocolate Hole
     No. 11 Cruz Bay Quarter,
     St. John, U.S. Virgin Islands
     as shown on O.L.G. Drawing No. D9-5072-T91
     and consisting of approximately 1.81, 0.518, and 0.5776 acres respectively

TOGETHER with the appurtenances and all the estate and rights of the Mortgagor in and to the Premises.

    TOGETHER also with all of the Mortgagor's right, title, and interest in and to all buildings and improvements now erected on the Premises and in and to all buildings and improvements hereafter constructed or placed thereon, or any part thereof, and in and to all fixtures, equipment, and articles of personal property of every kind and nature whatsoever now or hereafter installed in or upon the Premises, or any part thereof, and used or procured for use in connection with the operation thereof. including, but without limiting the generality of the foregoing, all engines, furnaces, boilers, stokers, pumps, tanks, heaters, dynamos, generators, switchboards, electric equipment, heating, plumbing, lifting, and ventilating and incinerating apparatus, sprinkler and other fire extinguishing and fire prevention apparatus or systems, air cooling and air conditioning apparatus, gas and electric fixtures, radiators, and machinery.

TOGETHER with any and all awards heretofore and hereafter made to the present and all subsequent owners of the Premises, or any part thereof, by any governmental or other lawful authorities, for taking by eminent domain the whole or any part of the Premises, or any improvements thereon, or any easement therein, including any awards for any changes of grades of streets, which said awards are hereby assigned to the Mortgagee who is hereby authorized to collect and receive the proceeds of any such awards from such authorities, and to give proper receipts and acquittances therefor and to apply the same toward the payment of the amount secured by this Mortgage and evidenced by the Note, notwithstanding the fact that the amount owing thereon may not then be due and payable-, and the Mortgagor hereby covenants and agrees, upon request, to make, execute, and deliver any and all assignments and other instruments sufficient for the purpose of assigning the aforesaid awards to the Mortgagee, free. clear, and discharged of any and all encumbrances of any kind or nature whatsoever.

    TOGETHER with all right, title, and interest of the Mortgagor in and to the land lying in the streets and roads in front of and adjoining the Premises (all of the foregoing Premises. appurtenance, buildings, and improvements, personal property and awards being hereinafter collectively called the "Mortgaged Property").

     TO HAVE AND TO HOLD the Mortgaged Property unto the
Mortgagee, its successors and assigns, forever.

     PROVIDED always that if the Mortgagor shall pay or cause to be paid unto the Mortgagee the said sum of money and the interest thereon on demand, then these presents and the estate hereby granted shall cease, determine, and be void.

     AND the Mortgagor covenants with the Mortgagee as follows:

     1. That the Mortgagor shall pay to the Mortgagee the said sum of money mentioned in the Note, and the interest thereon, according to the Note.

     2. That the Mortgagor shall at the Mortgagor's sole cost and expense keep the improvements on the Premises insured against (i) loss by fire, (ii) loss by earthquake, lightning, windstorm. hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles, smoke and other risks normally within extended coverage, and (iii) after notice and demand, such other insurable hazard or hazards and war risk, if obtainable from any governmental or quasi - governmental agency or authority, that may be required by the Mortgagee, in such amounts as may be reasonably specified by the Mortgagee from time to time, and in default thereof the Mortgagee may, but shall not be obligated to, obtain such insurance and pay the premiums therefor; and the Mortgagor agrees to reimburse the Mortgagee upon demand for all premiums thus paid, together with interest. The policies of insurance provided for hereunder shall contain a loss payee clause, reasonably satisfactory in form and substance to the Mortgagee, in favor of the Mortgagee. Such policies shall, by their terms, be non-cancellable for any reason until not less than ten (10) days' written notice is given to the Mortgagee of intention to cancel.

     If the Mortgagee shall receive proceeds of any insurance as a result of loss or damage by fire or other casualty, such proceeds may be retained and applied by the Mortgagee towards payment of the indebtedness secured hereby, notwithstanding the fact that the amount owing thereon may not then be due and payable, the balance, if any, to be paid over by the Mortgagee to the Mortgagor, or the same may be paid over in whole or in part to the Mortgagor for the repair of said buildings or for the erection of any buildings in their place, or for any other purpose or object satisfactory to the Mortgagee and. if the Mortgagee shall retain and apply said proceeds as aforesaid, the lien to this Mortgage shall be reduced by the amount of such proceeds retained and applied as aforesaid.

     3. That the Mortgagee shall not voluntarily or involuntarily assign the rents or any part of the rents of the Premises, nor shall any building or improvement now or hereafter situate on the Premises be removed, demolished, or materially altered without the consent of the Mortgagee.

     4. That the holder of this Mortgage, in any action to foreclose it, shall be entitled to the appointment of a receiver, notwithstanding the adequacy of the security then available to the Mortgagee.

     5. That the Mortgagor will pay all taxes, assessments, water rates, and sewer rents which may become a lien upon the Mortgaged Property, and in default thereof, the Mortgagee may pay the same.

     6. That the Mortgagor within ten (10) days upon request in person, or within twenty (20) days upon request by mail, will furnish a written statement duly acknowledged of the amount due on the Note and whether any offsets or defenses exist against the indebtedness evidenced by the Note.

     7. That notice and demand or request may be in writing and may be served in person or by mail, and said notice and demand or request shall be deemed fulfilled by personally serving one or more of the persons who shall at the time hold the record title to the Premises, or their successors, or mailed, certified mail, return receipt requested, by depositing it in any post office station or letter box. enclosed in a postpaid envelope addressed to such person or persons, or their successors, at their address to the Mortgagee last known.

     8. That the Mortgagor warrants that the Mortgagor has good title to the Premises and has the right to mortgage the same and shall and will make, execute, acknowledge and deliver in due form of law, all such further or other deeds or assurances as may at any time hereafter be reasonably desired or required for more fully and effectually conveying the Premises unto the Mortgagee for the purpose aforesaid and unto all and every person or persons, corporation or corporations, deriving any estate, right, title, or interest therein under this Mortgage, and the Mortgagor will forever warrant and defend any such estate. right, title, or interest therein from any claims of the Mortgagor, and all persons claiming by, through, or under the Mortgagor.

     9. That if any action or proceeding be commenced (except an action to foreclose this Mortgage or to collect the debt thereby), to which action or proceeding the holder of this Mortgage is made a party, or in which it becomes necessary to defend or uphold the lien of this Mortgage, all sums paid by the Mortgagee for the expense of any litigation to prosecute or defend the rights and lien created by this Mortgage (including reasonable counsel fees) shall be paid by the Mortgagor together with interest thereon at the Virgin Islands legal rate, and any such sum and the interest thereon shall be a lien on the Mortgaged Property, prior to any right or title, interest in or claim upon the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage. In any action or proceeding to foreclose this Mortgage. or to recover or collect the debt secured thereby, the provisions of law respecting the recovery of costs, disbursements, and allowances shall prevail unaffected by this covenant.

     10. That if the Mortgagor shall fail to perform any of its covenants in this Mortgage contained, the Mortgagee or any received of the Mortgaged Property may, at any time, and from time to time, in its or his discretion, make advances to effect performance of such covenant on behalf of the Mortgagor; and all monies so advanced by the Mortgagee or such receiver, together with interest thereon at the Virgin Islands legal rate shall be repaid by the Mortgagor upon demand, and any such sum and the interest thereon shall be a lien on the Mortgaged Property prior to any right or title to, interest in, or claim upon the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage. and shall be deemed to be secured by this Mortgage.

     11. That the right of the Mortgagee arising out of the clauses and covenants contained in this Mortgage shall be separate and distinct and cumulative, and none of them shall be in exclusion of the others; that no act of the Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein to the contrary notwithstanding.

     12. That the Mortgagee and any authorized representative of the Mortgagee shall have the right to enter and inspect the Mortgaged Property and the buildings and improvements on the premises at all reasonable times.

     13. That the Mortgagor shall not, without the prior written consent of the Mortgagee, sell, convey, or alienate the Premises, or any part thereof, or any interest therein, nor suffer the divestment of the Mortgagor's title, or any interest therein, in any manner, whether voluntarily or involuntarily, except that the Mortgagor may, in the normal and ordinary course of business, enter into purchase and sale agreements with purchasers of condominium units to be built upon the Premises.

     14. That the whole of said principal sum of the Note, and all interest thereon accrued, shall become due at the option of the Mortgagee in case any one or more of the following "Events of Default" shall not have been remedied, by the commencement, within any applicable notice or other period provided for hereinafter, and the diligent prosecution thereafter, of appropriate action to cure such Event of Default:

          (a) after default in the payment of any installment of principal or of interest or of principal and interest when due on the Note: or

          (b) after default in the payment of tax, water rate, sewer rent, or assessment for twenty days after the same becomes due and payable, provided that an assessment which has been made payable in installments at the application of the Mortgagor shall, for the purpose of this subdivision, be deemed due and payable on the dates respective installments become due or payable or a lien; or

          (c) after default after twenty (20) days' notice and demand in reimbursing the Mortgagee for taxes, assessments, water rates, and sewer rents paid by the Mortgagee; or

          (d) after default after twenty (20) days' notice and demand either in assigning and delivering the policies of insurance hereinbefore specified or in reimbursing the Mortgagee for premiums paid on such insurance; or

          (e) after default after twenty (20) days' notice and demand in furnishing a statement of the amount due on the Mortgage and whether any offsets or defenses exist against the mortgage debt; or

          (f) after failure to exhibit to the Mortgagee, within twenty (20) days after demand, receipts showing payment of all taxes, water rates, sewer rents, and assessments; or

          (g) if the Mortgagor shall voluntarily or involuntarily assign the rents or any part of the rents of the Premises; or

          (h) after the actual or threatened demolition or removal of any building or improvement on the Premises without the written consent of the Mortgagee; or

          (i) if the buildings and improvements on the Premises are not maintained in reasonably good repair, and the Mortgagor fails to commence and diligently prosecute work to remedy such deficiency within twenty (20) days after notice thereof; or

          (j) after failure to comply with any requirements or order or notice of violation of law or ordinances issued by any governmental department claiming jurisdiction over the Mortgaged Property within three (3) months from the issuance thereof, or if the same cannot be complied with within three (3) months, within such reasonable period of time as may be necessary for compliance; or

          (k) if on application of the Mortgagee two or more fire insurance companies lawfully doing business in the Virgin Islands refuse to issue policies as hereinbefore specified; or

          (1) in the event of the removal, demolition or destruction in whole or in part of any of the fixtures, chattels, or articles of personal property covered hereby, unless the same are promptly replaced by similar fixtures, chattels and articles of personal property at least equal in quality and condition to those replaced, free from chattel mortgages or other encumbrances thereon and free from any reservation of title thereto; or

          (m) if the Mortgagor, without the prior written consent of the Mortgagee, shall sell, convey, or alienate the Premises, or any part thereof, or any interest therein, or shall be divested of its, his, her, or their title or any interest therein, in any manner, whether voluntarily or involuntarily, except that the Mortgagor may, in the normal and ordinary course of business, enter into purchase and sale agreements with the purchasers of condominium units to be built upon the Premises; or

          (n) if the Mortgagor fails to keep, observe, and perform any of the other covenants, conditions, or agreements contained in this Mortgage or in the Note; or

          (o) if the Mortgagor fails to keep, observe, and perform any of the covenants, conditions or agreements contained in the Loan Agreement or in that certain Security Agreement made by the Mortgagor and the Mortgagee bearing even date herewith.

15. That wherever used in this Mortgage, unless the context requires a contrary construction or unless otherwise specifically provided herein, the term "Mortgagor" shall be construed as meaning the "Mortgagor and/or any subsequent owner or owners of the Mortgaged Property" and the word "Mortgagee" shall be construed as meaning "Mortgagee and/or any subsequent holder or holders of this Mortgage".

16.  That this Mortgage may not be changed or terminated orally.

17. That the covenants contained in this Mortgage shall run with the land and bind the Mortgagor, the heirs, personal representatives, successors, and assigns of the Mortgagor and all subsequent owners, encumbrances, tenants, and subtenants of the Premises, and shall ensure to the benefit of the Mortgagee, the successors, and assigns of the Mortgagee, and all subsequent holders of this Mortgage.

18. Mortgagor acknowledges that it shall not be entitled to made a release of this Mortgage notwithstanding the payment of the entire outstanding balance of the Note which it secures, unless it tenders to Mortgagee documents that effectually assign to Mortgagee or its designee, five percent (5%) of the net profit realized by Mortgagor from the sale of each Property as a whole or from each condominium or time-share unit sale made by Mortgagor. "Net Proceeds" shall mean the gross selling price less repayment of third-party debt obligation needed to be released in connection with the sale of the unit as well as actual third-party expenses which are necessary to the transaction, such as reasonable closing costs, and all equity contributions of Mortgagor.

     IN WITNESS WHEREOF, the Mortgagor has duly executed this instrument the day and year first above written.

                         WITNESS:  [Name]


                              By:
                    ______________________________________


                         WITNESS:  [Name]



                              By:
                              ___________________________________
                              ___       President

     State of Virginia

     County of James City, to wit:

     The foregoing instrument was acknowledged before me this 29th day of December. 1998. by [Name]



     __________________________________________
                                        Notary Public

          My Commission expires: